                                                                   EXHIBIT 3.2

                FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
                ----------------------------------------------


     THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT, made, entered into and effective as of the 19th day of August, 1997 (the "Amendment"), by and between
                                                   ---------
ASSOCIATED HYGIENIC PRODUCTS LLC, a limited liability company duly organized under the laws of the State of Wyoming ("Borrower"), and SOUTHTRUST BANK, N.A.,
                                         --------
successor by merger to SOUTHTRUST BANK OF GEORGIA, N.A., a national banking association with offices in Atlanta, Georgia ("Lender").
                                               ------

                                  WITNESSETH:
                                  ----------
     WHEREAS, Borrower and Lender executed a certain Loan and Security Agreement, dated as of December 16, 1996 (as amended to date, the "Loan
                                                                   ----
Agreement"); and
---------

     WHEREAS, concurrently herewith, Borrower's affiliate, Brandon S L Wang, and Lender have entered into a certain Loan Agreement, dated as of even date herewith, pursuant to which, subject to the terms and conditions set forth therein, Lender has agreed to make a term loan available to Mr. Wang, the entire proceeds of which will simultaneously be paid over and delivered to Borrower in payment of certain currently existing intercompany indebtedness in such amount; and

     WHEREAS, in connection with the foregoing, Borrower and Lender have agreed to amend the Loan Agreement in certain respects; and

     WHEREAS, Borrower and Lender wish to enter into this Amendment in order to memorialize their mutual understandings in regard to the foregoing matters;

     NOW, THEREFORE, for and in consideration of the sum of $10.00, the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.        Definitions. As used in this Amendment, all defined terms shall
               -----------
have the same meanings as and when used in the Loan Agreement.

     2.        Amendments to Definitions.
               -------------------------

          (a) Section 1.1 of the Loan Agreement is hereby amended by adding therein the following definitions, in appropriate alphabetical order:

               "AHP Canada" shall mean Associated Hygienic Products (Canada),
                ----------
     Inc., an Ontario corporation.

               "Borrower Guaranty" shall mean that certain Guaranty, dated as of
                -----------------
     August 19, 1997, executed and delivered by Borrower to Lender, pursuant to which
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     Borrower has guaranteed the payment and performance by Brandon S L Wang of his obligations under the Wang Loan Agreement, as such guaranty may be amended or modified from time to time hereafter.

               "Wang Loan Agreement" shall mean that certain Loan Agreement,
                -------------------
     dated as of August 19, 1997 between Lender and Brandon S L Wang, as amended or modified from time to time hereafter.

          (b) The definition of "Change of Control" contained in Section 1.1 of the Loan Agreement is hereby amended by deleting clause (c) thereof in its entirety and substituting in lieu thereof the following revised clause (c):

               (c) either Member shall transfer any or all of its ownership units in Borrower or AHP Canada to any other Person or shall otherwise cease to own and control such ownership units.

          (c) The definition of "Control", "Controlled" or "Controlling" contained in Section 1.1 of the Loan Agreement is hereby amended by deleting the last sentence thereof and substituting in lieu thereof the following sentence:

               Without limitation of the foregoing, the Members shall be deemed to "Control" Borrower and AHP Canada, and Parent shall be deemed to "Control" the Members, Borrower and AHP Canada.

          (d) The definition of "Obligations" contained in Section 1.1 of the Loan Agreement is hereby amended by adding the following sentence at the end of such definition:

               Without limitation of the foregoing, the "Obligations" shall include all obligations of Borrower to Lender under the Borrower Guaranty.

     3.        Decrease in Revolving Line of Credit. Section 2.1 of the Loan
               ------------------------------------
Agreement is hereby amended by deleting in its entirety the first sentence in paragraph (a) thereof and substituting in lieu thereof the following sentence:

          On the Closing Date, Lender opened a Revolving Line of Credit in favor of Borrower, the maximum aggregate principal amount of which has been reduced to Five Million Dollars ($5,000,000) effective as of the date of the funding of the "Term Loan" under the Wang Loan Agreement.

     4.        Collateral. Borrower hereby acknowledges and agrees with Lender
               ----------
that all of the Collateral shall secure all obligations of Borrower under the Borrower Guaranty (in addition to all other Obligations of Borrower to Lender). In furtherance of the foregoing, Section 3 of the

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Loan Agreement is hereby amended by inserting the following parenthetical after the words "Loan Documents" in the third line thereof:

          (including, without limitation, Borrower's Obligations under the Borrower Guaranty)

     5.        Financial Statements. Section 8.5 of the Loan Agreement is
               --------------------
hereby amended by deleting the parenthetical in the third and fourth lines thereof and substituting in lieu thereof the following parenthetical:

          (such statements for AHP Holding to be on a consolidated and consolidating basis and such statements for Parent to be on a consolidated basis)

     6.        Leverage Ratio. Section 8.17 of the Loan Agreement is hereby
               --------------
deleted in its entirety and the following revised Section 8.17 is hereby substituted in lieu thereof:

          8.17 Leverage Ratio.
               --------------

               The Leverage Ratio shall be not more than 2.00:1 for each Fiscal Quarter.

     7.        Tangible Net Worth. Section 8.18 of the Loan Agreement is hereby
               ------------------
deleted in its entirety and the following revised Section 8.18 is hereby substituted in lieu thereof:

          8.18 Tangible Net Worth.
               ------------------

          Tangible Net Worth Shall be at least equal to Sixteen Million Dollars ($16,000,000), which minimum amount shall increase annually concurrently with Borrower's delivery to Lender of the audited financial statements of AHP Holdings and its consolidated subsidiaries for each Fiscal Year, commencing with the Fiscal Year ending December 31, 1997, as required by
     Section 8.6 hereof (but in no event more than one hundred twenty (120) days after the end of any Fiscal Year) by an amount equal to forty percent (40%) of net income of AHP and its consolidated subsidiaries for each Fiscal Year.

     8.        Proceeds of Loan Repayment. The following new Section 8.23 is
               --------------------------
hereby added immediately after Section 8.22 of the Loan Agreement.

          8.23 Proceeds of Loan Repayment. Concurrently with Borrower's
               --------------------------
     receipt of the sum of Fifteen Million Dollars ($15,000,000) in payment of a certain loan in like principal amount made by Borrower to Parent, which payment shall be made concurrently with Lender's disbursement of the "Term Loan" under the Wang Loan Agreement, Borrower shall apply Four Million Dollars ($4,000,000) of such proceeds in payment of outstanding Revolving Advances. The balance of such proceeds ($11,000,000) shall be held by

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     Borrower in cash or cash equivalents satisfactory to Lender until this
     Agreement has terminated and all Obligations have been paid in full. On a quarterly basis, concurrently with its delivery of its financial statements pursuant to Section 8.5 hereof. Borrower shall deliver to Lender such evidence as Lender shall request that it continues to hold such amount in cash or cash equivalents.

     9.        Intercompany Debt. Section 9.2 of the Loan Agreement is hereby
               -----------------
amended by deleting clause (viii) thereof in its entirety, and substituting in lieu thereof the following revised clause (viii):

               (viii) Debt owing by Borrower to Parent or to the Members or AHP Canada which does not exceed (net of Debt owing by Parent or the Members or AHP Canada to Borrower) Ten Million Dollars ($10,000,000) in aggregate principal amount, as to all such Debt outstanding at any one time.

     10.       Distributions. Section 9.4 of the Loan Agreement is hereby
               -------------
deleted in its entirety and the following revised Section 9.4 is hereby substituted in lieu thereof.

          9.4  Distributions.
               -------------
          Pay any dividend, make any capital distribution, redeem or retire any capital stock or take any action which would have an effect equivalent to any of the foregoing, except
                                                        ------
     that unless an Event of Default or Default Condition then exists and is continuing or would result from the payment of such distributions and so long as the payment of such distributions is otherwise made in accordance with applicable law and Borrower's Organizational Documents, (i) Borrower may make Tax Distributions to its Members at such times as are provided in the Operating Agreement and (ii) Borrower may make annual distributions to its Members in each Fiscal Year in an amount, which does not exceed Three Million Dollars ($3,000,000) in the aggregate in any Fiscal Year.

     11.       Loans and Advances. Section 9.12 of the Loan Agreement is hereby
               ------------------
deleted in its entirety and the following revised Section 9.12 is hereby substituted in lieu thereof:

          9.12. Loans and Advances.
                ------------------
          Make any loans or other advances of money or any other property, to any person, including, without limitation, any officer, director, stockholder, employee or Affiliate of Borrower except for (i) loans to officers and employees that do not exceed Twenty-Five Thousand Dollars ($25,000) in aggregate principal amount as to all such Persons, at any one time outstanding, and (ii) loans to Parent and the Members and AHP Canada, the aggregate amount of which (net of loans from Parent and the Members and AHP Canada to Borrower

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     described in Section 9.2 above) does not exceed Ten Million Dollars
     ($10,000,000) at any time outstanding.

     12.         Events of Default. The following subsection 10.16 is hereby
                 -----------------
added at the end of Article 10 of the Loan Agreement:

          10.16  Wang Loan Agreement
                 -------------------

                 Any "Event of Default" (as defined therein) shall occur under the Wang Loan Agreement.

     13.         Binding Effect. Except to the extent set forth expressly
                 --------------
hereinabove to the contrary, Borrower acknowledges and agrees that all terms and provisions, covenants and conditions of the Loan Agreement and all documents executed in conjunction therewith shall be and remain in full force and effect and constitute the legal, valid, binding and enforceable obligations of Borrower to Lender in accordance with their respective terms as of the date hereof.

     14.         Representations. In order to induce Lender to enter into this
                 ---------------
Amendment, Borrower hereby restates and renews each and every representation and warranty heretofore made by it under or pursuant to the Loan Agreement and represents and warrants further to Lender that it has taken all necessary and appropriate company action to authorize the execution, delivery and performance hereof and of any other document, instrument or agreement executed and/or delivered in connection herewith and the same will not violate the Organizational Documents or any document, instrument or agreement to which Borrower is a party or any provision of law applicable to Borrower.

     15.         Covenants. Borrower hereby restates and affirms each and every
                 ---------
obligation, covenant and condition of the Loan Agreement.

     16.         Further Assurances. Borrower agrees to take such further
                 ------------------
actions, as Lender shall reasonably request in connection herewith, to evidence the amendments herein contained to the Loan Agreement.

     17.         No Default. Further to induce Lender to enter into this
                 ----------
Amendment, Borrower hereby certifies to Lender that, upon execution of this Amendment, there exists (i) no Default Condition or Event of Default under the Loan Agreement and (ii) no fight of offset, defense, counterclaim, claim or objection in favor of Borrower as against Lender arising out of or with respect to any of the Obligations.

     18.         Conditions Precedent. The following shall constitute express
                 --------------------
conditions precedent to the effectiveness of the amendments contemplated hereby and to the obligations of Lender hereunder:

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     a.   Revolving Note. Borrower shall have executed and delivered in favor of
          --------------
     Lender a Revolving Promissory Note, dated as of the date hereof, in the principal amount of Five Million Dollars ($5,000,000), which Revolving Promissory Note (i) to the extent of the sum of Five Million Dollars ($5,000,000), shall constitute an extension and renewal of that certain Revolving Promissory Note, dated as of December 16, 1996, in the principal amount of Ten Million Dollars ($10,000,000), made by Borrower in favor of Lender and (ii) shall be the "Revolving Note" for all purposes of the Loan Agreement.

     b.   Resolutions. Lender shall have received from Borrower a certificate
          -----------
     from the Secretary or an Assistant Secretary of Borrower, in form and substance satisfactory to Lender, certifying to Lender that appropriate resolutions have been entered into by the managers of Borrower incident hereto and that the officers of Borrower whose signatures appear hereinbelow, and on any and all other documents, instruments and agreements executed in connection herewith, are duly authorized by the managers of Borrower for and on behalf of Borrower to execute and deliver this Amendment and such other documents, instruments and agreements, and to bind Borrower accordingly thereby, all in form and substance satisfactory to Lender;

     c.   Wang Loan Agreement. All conditions precedent to the effectiveness of
          -------------------
     the Wang Loan Agreement shall have been satisfied and such agreement shall have become effective.

     d.   Reaffirmation. AHP Holdings shall have delivered to Lender a
          -------------
     reaffirmation in respect of its Guaranty, specifically acknowledging the inclusion of the Borrower Guaranty within the Obligations guaranteed under such Guaranty.

     19.       Governing Law. This Amendment shall be governed by and construed
               -------------
in accordance with the laws of the State of Georgia.

                                      -6-
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     IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment, through their duly authorized officers, under their hands and seals, effective as of the date and year first above written.

                                    "BORROWER"

                                    ASSOCIATED HYGIENIC               (SEAL)
                                    PRODUCTS LLC,
                                    a Limited Liability Company


                                    By:/s/ Peter Chang
                                       -------------------------------
                                       Name:  Peter Chang
                                       Title: President


                                      Attest:/s/ Philip Leung
                                             -------------------------
                                           Name:   Philip Leung
                                           Title:  Secretary

     "LENDER"

     SOUTHTRUST BANK, N.A.    (SEAL)



     By:/s/ Barbara A. Gewert VP.
        ---------------------------------
        Barbara A. Gewert, Vice President

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                           REAFFIRMATION OF GUARANTY
                           -------------------------

     The undersigned, AHP Holdings, L.P., a Georgia limited partnership ("Guarantor") the guarantor pursuant to a Guaranty, dated December 16, 1996
  ---------
("Guaranty"), of all "Obligations" of "Borrower" to "Lender" as such terms are
  --------
defined in the "Loan Agreement" referenced in the within and foregoing First Amendment to Loan Security Agreement ("First Amendment"; capitalized terms used
                                       ---------------
herein and not defined herein shall have the meanings assigned to them in the First Amendment), hereby (a) acknowledges its receipt of a copy of the First Amendment, (b) agrees to be bound thereby, (c) acknowledges and agrees that the Guaranty shall continue in full force and effect, without modification, diminution or impairment, from and after the execution and delivery of the First Amendment (except that the obligations guaranteed by Guarantor under the Guaranty shall not include Borrower's obligations under the Borrower Guaranty), and (d) agrees that for so long as the Guaranty remains in effect it will not pledge, hypothecate, assign, convey or transfer any of its assets (including, without limitation, the membership units in Borrower and AHP Canada owned by it) to any person other than Lender.

     IN WITNESS WHEREOF the undersigned has executed this Reaffirmation of Guaranty as of the 19th day of August, 1997.

                                        AHP HOLDINGS L.P.

                                        By:  ELMBAY LIMITED, an English
                                             Corporation, as General Partner

                                        By: /s/ Peter Chang
                                            -----------------------------------
                                             Name: Peter Chang
                                             Title: Principal Executive Officer